                                                      File No. 33-______________

 As filed with the Securities and Exchange Commission on November 14, 1995.
 --------------------------------------------------------------------------


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                      --------------------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933
                      --------------------------------

                        FIRST MISSISSIPPI CORPORATION
             (Exact name of issuer as specified in its charter)


             MISSISSIPPI                                     64-0354930
       (State of Incorporation)                     (I.R.S. Employer ID Number)

          700 NORTH STREET
         JACKSON, MISSISSIPPI                                   39202
(Address of Principal Executive Offices)                      (Zip Code)

                       FIRST MISSISSIPPI CORPORATION 1995
                            LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                          JAMES L. MCARTHUR, SECRETARY
                         FIRST MISSISSIPPI CORPORATION
                                 P. O. BOX 1249
                        JACKSON, MISSISSIPPI  39215-1249
                                 (601) 948-7550
           (Name, address and telephone number of agent for service)


                        CALCULATION OF REGISTRATION FEE


Title of                Amount         Proposed                    Proposed Maxi-            Amount of
Securities to            to be         Maximum Offering            mum Aggregate            Registration
be Registered         Registered       Price Per Share(1)          Offering Price              Fee
-------------         ----------       ------------------          --------------          --------------
Common Stock           980,000             $21.44                  $21,011,200.00             $7,245.24
par value $1.00        shares(2)

(1) Estimated solely for calculation of the registration fee pursuant to Rule 457(i).
(2) Subject to anti-dilution increases permitted by Rule 416.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.      Incorporation of Documents by Reference

             The following documents filed with the Commission by First Mississippi Corporation ("the Company") are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the year ended June 30, 1995, (2) Proxy Statement for the Annual Meeting of Stockholders of the Company held on November 10, 1995,
             (3) Current Report on Form 8-K dated September 24, 1995, (4) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, and (5) the description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A filed on November 8, 1974, including any amendment or report filed for the purpose of updating such description.

ITEM 4.      Description of Securities

             Not applicable.

ITEM 5.      Interests of Named Experts and Counsel

             Legal matters, other than those relating to tax consequences, in connection with the securities covered by this Prospectus have been passed upon by J. Steve Chustz, General Counsel of the Company. Mr. Chustz also serves as General Counsel for various subsidiaries of the Company. As of October 31, 1995, Mr. Chustz beneficially owned 11,269 shares of the Company's Common Stock which includes 10,000 shares of the Company's Common Stock which Mr. Chustz has the right to acquire through the exercise of Non-Qualified Stock Options.

             The consolidated financial statements and financial statement schedules of the Company and subsidiaries as of June 30, 1995 and 1994 and for each of the years in the three-year period ended June 30, 1995, which are incorporated herein by reference, have been incorporated herein in reliance upon the reports, also incorporated herein by reference, of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on financial statements of the Company and subsidiaries issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated herein by reference in reliance upon their reports and said authority.

ITEM 6.      Indemnification of Directors and Officers

             As permitted by Mississippi law, the stockholders of the Company, at the Annual Meeting of Stockholders on November 7, 1985, adopted a resolution providing for indemnification of officers, directors and employees. The 1985 resolution, which replaced a similar resolution adopted in 1970, generally clarifies and broadens the circumstances under which indemnity is provided by the Company, and extends indemnification beyond directors and officers, to employees. It specifies standards of conduct required to be met to qualify for indemnity and establishes procedures for determining whether these standards are met. These standards require that the person to be indemnified either: (a) be wholly successful, on the merits or otherwise, in any action or proceeding against such person or (b) otherwise establish that such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, and in the case of any criminal action or proceeding, had no reasonable cause to believe that the conduct was unlawful. Whether these standards are met will be determined by those directors or shareholders not involved in the matter at issue or by special legal counsel selected by the directors. In the case of any action or suit by or in the right of the Company, any person finally adjudged liable for gross negligence or willful misconduct in performing duties for the Company will not be entitled to indemnification unless a court determines that indemnification is proper under the circumstances. Advancement of expenses will be allowed upon receipt of an undertaking to repay should it ultimately be determined that an individual is not entitled to indemnity.

             The Company maintains officers and directors liability insurance against certain claims arising out of such persons' services to the Company. The Company has entered into Indemnification Agreements with certain of its officers and directors. These Indemnification Agreements provide for indemnification of such officers or directors in the circumstances and subject to the conditions set forth in the Company's 1985 resolution. The effect of the Indemnification Agreements is to add to the indemnification rights granted by the 1985 resolution as currently in effect a contractual right to such indemnification which cannot be terminated or altered by amendment of the 1985 resolution.

ITEM 7.      Exemption from Registration Claimed

             Not applicable.

ITEM 8.      Exhibits

             4.1 First Mississippi Corporation 1995 Long-Term Incentive Plan was included as Exhibit A to the Company's Proxy Statement filed in connection with the Annual Meeting of Stockholders held on November 10, 1995, and is incorporated by reference.

             5.1 Opinion of J. Steve Chustz as to legality of securities being registered.

             23.1 Consent of J. Steve Chustz is contained within the opinion of counsel filed as Exhibit 5.1.

             23.2    Consent of KPMG Peat Marwick LLP.

ITEM 9.      Undertakings

(a) The undersigned Registrant hereby undertakes:

    (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i)     To include any prospectus required by Section
                                     10(a)(3) of the Securities Act of 1933;

                     (ii)    To reflect in the prospectus any facts or events
                                     arising after the effective date of the
                                     registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                     (iii)   To include any material information with respect
                                     to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
                     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2)      That, for the purpose of determining any liability under the
                     Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
             1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi, on November 10, 1995.

                                        FIRST MISSISSIPPI CORPORATION



                                        BY:  /s/ J. Kelley Williams
                                             ---------------------------------
                                             J. Kelley Williams, President





             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                                 TITLE                               DATE
        ---------                                 -----                               ----
/s/ J. Kelley Williams                        Chairman of the Board              November 10, 1995
----------------------                        of Directors, President,
J. Kelley Williams                            Chief Executive Officer
                                              and Director


/s/ Thomas G. Tepas                           President and                      November 10, 1995
-------------------                           Chief Operating Officer
Thomas G. Tepas

/s/ R. Michael Summerford                     Vice President and Chief           November 10, 1995
-------------------------                     Financial Officer
R. Michael Summerford                         (Principal Financial
                                              Officer)


/s/ Troy B. Browning                          Controller                         November 10, 1995
--------------------                          (Principal Accounting
Troy B. Browning                              Officer)


/s/ Richard P. Anderson                       Director                           November 10, 1995
-----------------------
Richard P. Anderson

/s/ Paul A. Becker                            Director                           November 10, 1995
------------------
Paul A. Becker


/s/ James W. Crook                            Director                           November 10, 1995
------------------
James W. Crook

/s/ James E. Fligg                            Director                           November 10, 1995
------------------
James E. Fligg

/s/ Robert P. Guyton                          Director                           November 10, 1995
--------------------
Robert P. Guyton

/s/ Charles P. Moreton                        Director                           November 10, 1995
----------------------
Charles P. Moreton

/s/ Paul W. Murrill                           Director                           November 10, 1995
-------------------
Paul W. Murrill

/s/ William A. Percy, II                      Director                           November 10, 1995
------------------------
William A. Percy, II

/s/ Maurice T. Reed, Jr.                      Director                           November 10, 1995
------------------------
Maurice T. Reed, Jr.

/s/ Leland R. Speed                           Director                           November 10, 1995
-------------------
Leland R. Speed

/s/ R. Gerald Turner                          Director                           November 10, 1995
--------------------
R. Gerald Turner


                               Index to Exhibits


Exhibit No.                   Description
----------                    -----------
   4.1         First Mississippi Corporation 1995 Long-Term Incentive Plan was
               included as Exhibit A to the Company's Proxy Statement filed in connection with the Annual Meeting of Stockholders held on
               November 10, 1995, and is incorporated by reference.

   5.1         Opinion of J. Steve Chustz as to legality of securities being registered.

   23.1        Consent of J. Steve Chustz is contained within the opinion of counsel filed as Exhibit 5.1.

   23.2        Consent of KPMG Peat Marwick LLP.